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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-43911, 33-50973, 33-39916, 33-56215, 33-34793, 33-64339,
333-00697, 333-01059, 333-40005, 333-70105, 333-92277, and 333-95719) pertaining to the 1991 Incentive Stock Option Plan, the Employee Stock Purchase Plan, the Executive Stock Option Plan, the 1992 Conner Peripherals, Inc. Restricted Stock Plan, the Arcada Holdings, Inc. Stock Option Plan, the 1998 Nonstatutory Stock Option Plan, the 1999 Stock Option Plan and the XIOtech Corporation Amended and Restated 1996 Stock Option Plan of Seagate Technology, Inc. of our report dated January 25, 2000, with respect to the consolidated financial statements of VERITAS Software Corporation for the year ended December 31, 1999, included in this Annual Report (Form 10-K/A) of Seagate Technology, Inc. for the year ended July 2, 1999.

                                       /s/ Ernst & Young LLP

San Jose, California
March 24, 2000